UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2025

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip Code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Credit Agreement

On February 14, 2025 (the “Closing Date”), ONEOK, Inc. (“ONEOK” or the “Company”), as borrower, entered into a second amended and restated credit agreement (the “New Credit Agreement”) with Citibank, N.A. (“Citibank”), as administrative agent, a swing line lender, a letter of credit issuer and a lender, and each of the other lenders, swing line lenders and letter of credit issuers party thereto (the “Lenders”), pursuant to which the Lenders agreed to provide loans and other extensions of credit to ONEOK. The New Credit Agreement amends and restates the Company’s existing revolving credit agreement, dated as of June 10, 2022 (as amended by that certain First Amendment to Credit Agreement, dated as of May 26, 2023, the “Existing Credit Agreement”), by and among the Company, Citibank and the lenders party thereto. The terms of the New Credit Agreement (as discussed in more detail below) are substantially similar to the Existing Credit Agreement, except for modifications to (i) increase the size of the revolving unsecured credit facility from $2.5 billion to $3.5 billion and (ii) extend the maturity date from June 2028 to February 2030.

Pursuant to the New Credit Agreement, the Lenders have provided to ONEOK a $3.5 billion revolving unsecured credit facility, which includes a $100 million letter of credit subfacility and a $200 million swing line subfacility. The revolving loans will bear interest at a rate per annum based upon, at the Company’s option, the Term SOFR rate or the alternative base rate, plus, in each case, a ratings-based margin.

Under the terms of the New Credit Agreement, ONEOK will be able to request an increase in the commitments of up to an additional $1.0 billion upon satisfaction of customary conditions, including receipt of commitments from either new lenders or increased commitments from existing lenders.

Proceeds from borrowings under the New Credit Agreement may be used to provide liquidity for working capital, capital expenditures, acquisitions, mergers, issuance of letters of credit and for other general corporate purposes.

The New Credit Agreement contains various conditions to borrowing, certain affirmative and negative covenants, which ONEOK considers to be customary for facilities of this type, and a covenant to maintain a net leverage ratio not to exceed 5.00:1.00, stepping up to 5.50:1.00 for the two fiscal quarters following the consummation of an acquisition with a purchase price in excess of $25 million. The New Credit Agreement also contains various events of default, which ONEOK considers to be customary for facilities of this type, the occurrence of which could result in a termination of the Lenders’ commitments and the acceleration of all of the Company’s obligations thereunder.

The New Credit Agreement will mature in five years after the Closing Date. ONEOK will be able extend the maturity date, subject to the lenders’ consent, by one year up to two times.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

New Credit Agreement Guarantees

On February 14, 2025, ONEOK Partners, L.P., a Delaware limited partnership (“ONEOK Partners”), ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership (“ONEOK ILP”), Magellan Midstream Partners, L.P., a Delaware limited partnership (“Magellan”), EnLink Midstream Partners, LP, a Delaware limited partnership (“ENLK”), and Elk Merger Sub II, L.L.C., a Delaware limited liability company (together with ONEOK Partners, ONEOK ILP, Magellan and ENLK, the “Guarantors” and each, a “Guarantor”), entered into a second amended and restated guaranty agreement (the “New Credit Agreement Guaranty”) guaranteeing the obligations of ONEOK under the New Credit Agreement. Under the New Credit Agreement Guaranty, each Guarantor will be jointly and severally liable for ONEOK’s obligations under the New Credit Agreement. Any such liabilities will be senior unsecured obligations of the Guarantors and will rank equally in right of payment with all existing and future senior unsecured indebtedness of the Guarantors. Each Guarantor is a wholly owned subsidiary of ONEOK.

The foregoing description of the New Credit Agreement Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement Guaranty, a copy of which has been filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

10.1*	Second Amended and Restated Credit Agreement, dated as of February 14, 2025, by and among ONEOK, Inc., as borrower, Citibank, N.A., as administrative agent, a swing line lender, a letter of credit issuer and a lender, and each of the other lenders, swing line lenders and letter of credit issuers party thereto.

10.2	Second Amended and Restated Guaranty Agreement, dated as of February 14, 2025, by and among ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P., EnLink Midstream Partners, LP, and Elk Merger Sub II, L.L.C., in favor of Citibank, N.A.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. ONEOK undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK, INC.

Date: February 20, 2025	By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor Relations and Corporate Development

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